Exhibit 99.1

Media Contact	Investor Contact
Ed Steadham 203-578-2287	Terry Mangan 203-578-2318
esteadham@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS THIRD QUARTER RESULTS

WATERBURY, Conn., October 22, 2009 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced a consolidated net loss of $19.2 million and net loss available to common shareholders of $26.1 million for the quarter ended September 30, 2009. For the first nine months of 2009, the consolidated net loss was $61.9 million and net loss available to common shareholders was $30.9 million.

Key points for the quarter:

Strong deposit growth of $426 million in the quarter; up $1.7 billion year to date.

Improved loan-to-deposit ratio of 83 percent compared to 88 percent at June 30, 2009.

Improved core to total deposit ratio of 69 percent compared to 65 percent at June 30, 2009.

Improved net interest margin of 3.18 percent compared to 3.04 percent for the second quarter of 2009.

Increased the allowance for credit losses to 2.97 percent of total loans; recorded $85.0 million in provision for credit losses and net charge-offs of $64.6 million.

Higher core pre-tax, pre-provision earnings of $56 million compared to $51 million for the second quarter.

The Warburg Pincus investment announced on July 27, 2009 added $40 million of common equity during the quarter. The remaining $75 million investment in common equity, non-voting perpetual participating preferred stock, and warrants was completed on October 15, 2009 after receipt of regulatory approval.

Webster Chairman and Chief Executive Officer James C. Smith said, “Webster reported progress on several fronts in the quarter. Capital levels continue to improve and are well in excess of all regulatory requirements; earnings before credit provisions increased by 10 percent; and deposits and deposit market share are on the rise. We saw significant improvement in the net interest margin, loan delinquencies were flat for the third consecutive quarter and overall performance was solid considering the challenging environment”

Warburg Pincus investment

•

During the third quarter, Webster announced that the global private equity firm, Warburg Pincus, would make a $115 million investment in Webster’s common stock. An initial amount of $40 million in the form of 4.0 million common shares was invested on July 27, 2009. The remaining $75 million was invested on October 15, 2009 with $30 million in the form of 3.0 million common shares and $45 million in junior non-voting preferred stock, which converts into an additional 4.5 million common shares, subject to the receipt of shareholder approval, 6.8 million seven-year A-Warrants, Series 2, which initially have a strike price of $10.00 per share, with the strike price increasing to $11.50 per share on October 15, 2011 and to $13.00 per share on October 15, 2013; and 4.3 million seven-year B-Warrants, Series 2 with a strike price of $2.50 per share which will only become exercisable and transferable if shareholder approval is not received by February 28, 2010. The B-Warrants, Series 2 will expire immediately upon receipt of shareholder approval. This investment, coupled with the successful exchange offer for convertible preferred stock and trust preferred securities completed during the second quarter, has allowed Webster to increase common equity by $285 million with minimal dilution to tangible book value.

•

Including the initial $40 million realized under the Warburg Pincus investment during the third quarter, Webster’s ratio of Tier 1 common to risk-weighted assets was 6.39 percent at September 30, 2009 and including the recently funded $75 million on a proforma basis, would have been 6.93 percent at September 30, 2009.

Smith said, “The recent approval by the Fed and funding of the balance of the Warburg Pincus investment has significantly boosted our capital position subsequent to the quarter end. We are pleased to have this transaction completed and to have Warburg as an investor in Webster”.

Net interest income

•

Net interest margin improved to 3.18 percent in the third quarter compared to 3.04 percent in the second quarter; the increase reflects a 28 basis point decline in the cost of funds offsetting a 12 basis point decline in the yield on interest-earning assets.

•	Average interest-earning assets totaled $16.2 billion, up from $16.0 billion last quarter.

Provision for credit losses

•	$56.5 million of the provision for credit losses recorded in the quarter was related to the Company’s continuing portfolios and $28.5 million was related to the discontinued liquidating portfolio.

•

Net charge-offs were $64.6 million in the quarter compared to $49.9 million for the quarter ended June 30, 2009; $51.4 million was related to the continuing portfolios and $13.2 million was related to the discontinued liquidating portfolio.

Noninterest income

•	Deposit service fees increased by $0.9 million from last quarter, reflecting seasonality in account usage.

•	Wealth and investment services revenues increased by $0.1 million from the last quarter, primarily from an increase in the value of assets under management.

•	Loan related fees declined by $0.8 million from the last quarter, reflective of lower application volumes and amendment fees in the quarter.

•	Mortgage banking revenue declined by $2.0 million from the last quarter from decreased mortgage lending activity in the period.

•	Net loss on sale of investment securities totaled $4.7 million as $4.9 million of pooled trust preferred securities were sold for tax purposes.

•	Other income increased by $2.2 million primarily from higher credit card referral fees, direct investment income and receipt of insurance proceeds.

•	Loss of $1.3 million on the write-down of investments on certain pooled trust preferred securities to fair value based on credit deterioration in certain underlying issuers.

Noninterest expenses

•

Noninterest expenses, inclusive of severance and other one time costs and the special FDIC assessment, declined $3.0 million from the second quarter. The second quarter included $8.0 million in FDIC special assessment and $1.3 million in severance and other charges, while the third quarter included $4.1 million in such charges. Included in the third quarter charges is the establishment of a $3.1 million reserve for fraud which had no customer impact and excludes any consideration of recovery.

Income taxes

•

Due to the pre-tax loss, the effective tax rate for the third quarter was not meaningful. The Company recorded a $22.0 million tax benefit in the quarter on the $41.3 million pre-tax loss applicable to continuing operations in the period.

Investment securities

•

Total investment securities were $4.6 billion at September 30, 2009 compared to $4.2 billion at June 30, 2009. The carrying value of the available for sale portfolio included $4 million in net unrealized losses compared to $53 million at June 30, 2009, while the carrying value of the held to maturity portfolio does not reflect $103 million in net unrealized gains at September 30 compared to $33 million at June 30, 2009.

Loans

•

Total loans were $11.3 billion at September 30, 2009 compared to $11.6 billion at June 30, 2009. In the third quarter, residential mortgage, consumer, commercial and commercial real estate loans declined by $38.9 million, $64.4 million, $164.2 million and $20.8 million, respectively.

•

The discontinued liquidating portfolio of indirect home equity and national construction loans, included in the consumer and residential loan portfolios, declined by $18.5 million from June 30, 2009 to $231.3 million and $5.8 million, respectively.

Asset quality

•

Total nonperforming loans were $361.1 million or 3.19 percent of total loans at September 30, 2009 compared to $350.4 million or 3.02 percent at June 30, 2009. The increase in nonperforming loans reflects a combined increase of $12.9 million in performing non-accrual residential mortgages and consumer loans, an increase of $30.9 million in non-accrual commercial real estate loans and a combined decrease of $33.1 million in all other categories.

•

Past due loans for the continuing portfolios increased to $114.9 million at September 30, 2009 compared to $112.5 million at June 30, 2009. Past due loans for the liquidating portfolio increased to $12.6 million at September 30, 2009 compared to $9.9 million at June 30, 2009.

Deposits and borrowings

•

Total deposits were $13.6 billion at September 30, 2009 compared to $13.2 billion at June 30, 2009. The core categories of demand, NOW, money market and savings increased by a combined amount of $737.3 million while certificates of deposit and brokered deposits decreased by $273.3 million and $37.9 million, respectively.

•

Core deposits, which exclude certificates of deposits and brokered deposits, represented 68.5 percent of total deposits at September 30, 2009 compared to 65.2 percent at June 30, 2009 and 60.5 percent a year ago.

•

Total borrowings were $2.1 billion, a decline of $0.2 billion from $2.3 billion at June 30, 2009. Borrowings represented 11.9 percent of total assets at September 30, 2009 compared to 13.0 percent at June 30, 2009.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $17.8 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 492 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Conn., and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.

***

Conference Call

A conference call covering Webster’s third quarter earnings announcement will be held today, Thursday, October 22, at 9:00 a.m. EDT and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-looking statements

This press release may contain forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from management expectations, projections and estimates. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, any failure to receive the approval of Webster’s shareholders in connection with Warburg Pincus’ investment, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of our loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices. Some of these and other factors are discussed in the annual and quarterly reports of Webster Financial Corporation previously filed with the Securities and Exchange Commission. Such developments, or any combination thereof, could have an adverse impact on the company’s financial position and results of operations. Except as required by law, Webster does not undertake to update any such forward looking statements.

Additional Information

In connection with the Investment Agreement, Webster has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement. Webster will mail the definitive proxy statement, when available, to its shareholders. Investors and security holders are urged to read the proxy statement regarding the investment when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement (when available) and other related documents filed by Webster with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement (when available) and the other documents may also be obtained for free by accessing Webster’s website at http://www.websterbank.com under the heading “Investor Relations” and then under the heading “Financial Reports” and then under the heading “SEC Filings.”

Participants in the Solicitation

Webster and its directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of certain matters relating to Warburg Pincus’ investment. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with such matters is filed with the SEC. Information about the directors and executive officers of Webster is set forth in Webster’s definitive proxy statement filed with the SEC on March 20, 2009. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement filed with the SEC on September 21, 2009. You may obtain a free copy of the definitive proxy statement (when available) and other related documents filed by Webster with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement (when available) and the other documents may also be obtained for free by accessing Webster’s website at http://www.websterbank.com under the heading “Investor Relations” and then under the heading “Financial Reports” and then under the heading “SEC Filings.”

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended September 30,		At or for the Nine Months Ended September 30,
(In thousands, except per share data)	2009	2008	2009	2008

Net loss and performance ratios (annualized):
Net loss	$(19,250)	$(16,539)	$(61,936)	$(20,683)
Net loss per diluted common share	(0.39)	(0.42)	(0.54)	(0.51)
Return on average shareholders’ equity	(4.14)%	(3.54)%	(4.45)%	(1.54)%
Return on average tangible equity	(5.88)	(5.89)	(6.32)	(2.65)
Return on average assets	(0.44)	(0.38)	(0.47)	(0.16)

Loss from continuing operations and performance ratios (annualized):
Loss from continuing operations	$(19,250)	$(16,021)	$(62,249)	$(17,602)
Net loss from continuing operations per diluted common share	(0.39)	(0.41)	(0.55)	(0.45)
Return on average shareholders’ equity	(4.14)%	(3.43)%	(4.47)%	(1.31)%
Return on average tangible equity	(5.88)	(5.70)	(6.35)	(2.26)
Return on average assets	(0.44)	(0.37)	(0.47)	(0.14)
Noninterest income as a percentage of total revenue	25.85	10.87	26.85	13.22
Efficiency ratio (a)	65.11	59.60	66.29	63.52

Asset quality:
Allowance for credit losses	$336,511	$198,669	$336,511	$198,669
Nonperforming assets	393,593	249,675	393,593	249,675
Allowance for credit losses / total loans	2.97%	1.54%	2.97%	1.54%
Net charge-offs / average loans (annualized)	2.25	1.29	1.62	0.89
Nonperforming loans / total loans	3.19	1.76	3.19	1.76
Nonperforming assets / total loans plus OREO	3.47	1.94	3.47	1.94
Allowance for credit losses / nonperforming loans	93.20	87.55	93.20	87.55

Other ratios (annualized):
Tangible capital ratio	7.70%	6.34%	7.70%	6.34%
Tangible common equity ratio	5.10	5.00	5.10	5.00
Total-risk based capital (d)	14.05	13.10	14.05	13.10
Tier 1 common equity / risk weighted assets (d)	6.40	6.91	6.40	6.91
Shareholders’ equity / total assets	10.60	10.37	10.60	10.37
Interest-rate spread	3.12	3.24	2.99	3.21
Net interest margin	3.18	3.32	3.07	3.28

Share related:
Book value per common share	$21.11	$30.19	$21.11	$30.19
Tangible book value per common share	13.05	16.13	13.05	16.13
Common stock closing price	12.47	25.25	12.47	25.25
Dividends declared per common share	0.01	0.30	0.03	0.90
Common shares issued and outstanding	68,140	52,711	68,140	52,711
Basic shares (average)	66,281	52,032	57,125	52,017
Diluted shares (average)	66,281	52,032	57,125	52,017

Footnotes:

(a)	Calculated using SNL’s methodology - noninterest expense (excluding foreclosed property expenses, intangible amortization, goodwill impairments and other charges) as a percentage of net interest income (FTE basis) plus noninterest income (excluding gain/loss on securities and other charges).
(b)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.
(c)	NCLC is defined as National Construction Lending Center
(d)	The ratios presented are projected for the 2009 reporting periods and actual for the 2008 reporting periods.

WEBSTER FINANCIAL CORPORATION

Consolidated Balance Sheet (unaudited)

(In thousands)	September 30, 2009	June 30, 2009	September 30, 2008

Assets:
Cash and due from depository institutions	$173,437	$254,638	$221,195
Short-term investments	360,618	8,216	6,449

Investment securities:
Trading, at fair value	—	—	1,197
Available for sale, at fair value	1,912,283	1,405,872	824,118
Held-to-maturity	2,702,881	2,767,965	2,031,665

Total securities	4,615,164	4,173,837	2,856,980

Loans held for sale	37,005	113,936	3,247

Loans:
Residential mortgages	2,843,066	2,881,955	3,567,825
Consumer	3,094,927	3,159,361	3,256,314
Commercial	3,169,425	3,333,610	3,677,069
Commercial real estate	2,214,941	2,235,776	2,365,181

Total loans	11,322,359	11,610,702	12,866,389
Allowance for loan losses	(326,406)	(305,999)	(189,169)

Loans, net	10,995,953	11,304,703	12,677,220

Assets held for disposition	9,920	6,247	900
Federal Home Loan Bank and Federal Reserve Bank stock	140,874	137,874	134,874
Accrued interest receivable	70,007	69,317	75,830
Premises and equipment, net	179,353	179,625	188,443
Goodwill and other intangible assets, net	559,592	561,013	754,026
Cash surrender value of life insurance	286,806	285,064	277,176
Deferred tax assets, net	139,458	153,745	127,628
Prepaid expenses and other assets	240,099	204,361	192,069

Total Assets	$17,808,286	$17,452,576	$17,516,037

Liabilities and Equity:

Deposits:
Demand deposits	$1,571,980	$1,595,390	$1,509,319
NOW accounts	2,544,260	2,591,108	1,740,650
Money market deposit accounts	2,209,145	1,618,910	1,591,599
Savings accounts	2,996,318	2,778,970	2,318,014
Certificates of deposit	4,148,759	4,422,033	4,492,767
Brokered deposits	130,268	168,171	180,026

Total deposits	13,600,730	13,174,582	11,832,375

Securities sold under agreements to repurchase and other short-term debt	872,030	1,015,099	1,688,728
Federal Home Loan Bank advances	663,210	663,123	1,355,931
Long-term debt	589,600	590,520	657,004
Liabilities held for disposition	15,075	—	—
Accrued expenses and other liabilities	170,267	158,102	155,810

Total liabilities	15,910,912	15,601,426	15,689,848

Shareholders’ equity	1,887,734	1,841,518	1,816,569
Noncontrolling interests	9,640	9,632	9,620

Total equity	1,897,374	1,851,150	1,826,189

Total Liabilities and Equity	$17,808,286	$17,452,576	$17,516,037

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2009	2008	2009	2008
Interest income:
Loans including fees	$131,266	$175,363	$409,566	$542,421
Investment securities	52,975	39,210	152,601	116,657
Loans held for sale	716	54	1,713	1,546

Total interest income	184,957	214,627	563,880	660,624

Interest expense:
Deposits	41,977	57,731	144,867	193,028
Borrowings	16,308	27,715	54,856	87,873

Total interest expense	58,285	85,446	199,723	280,901

Net interest income	126,672	129,181	364,157	379,723
Provision for credit losses	85,000	45,500	236,000	86,300

Net interest income after provision for credit losses	41,672	83,681	128,157	293,423

Non-interest income:
Deposit service fees	30,844	31,738	88,787	90,114
Loan related fees	5,557	7,171	18,389	21,920
Wealth and investment services	6,160	7,070	17,991	21,660
Mortgage banking activities	1,406	50	5,445	894
Increase in cash surrender value of life insurance	2,692	2,606	7,949	7,810
Net (loss) gain on sale of investment securities	(4,728)	(50)	(13,863)	199
Other income	3,517	2,731	5,117	5,369

	45,448	51,316	129,815	147,966
Gain on the exchange of trust preferreds for common stock	—	—	24,336	—
Gain on early extinguishment of subordinated notes	—	—	5,993	—
Loss on write-down of investments to fair value	(1,290)	(33,507)	(28,400)	(89,684)
Visa share transactions	—	—	1,907	1,625
Loss on sale of FNMA/FHLMC preferred stock	—	(2,060)	—	(2,060)

Total non-interest income	44,158	15,749	133,651	57,847

Non-interest expenses:
Compensation and benefits	59,772	61,314	175,430	187,623
Occupancy	13,572	12,827	41,461	39,637
Furniture and equipment	15,199	14,892	45,627	45,686
Marketing	3,802	2,478	10,104	11,061
Outside services	3,628	3,798	10,806	11,657
Intangible amortization	1,421	1,464	4,334	4,476
Foreclosed and repossessed asset expenses	1,733	1,496	4,868	2,844
Foreclosed and repossessed asset write-downs	2,232	1,968	8,354	2,685
FDIC deposit insurance assessment	5,942	532	16,491	1,230
Other expenses	15,616	13,998	43,982	44,061

	122,917	114,767	361,457	350,960
Severance and other costs	4,169	1,535	5,722	10,253
Impairment of goodwill	—	1,013	—	9,513
FDIC special assessment	—	—	8,000	—

Total non-interest expenses	127,086	117,315	375,179	370,726

Loss from continuing operations before income taxes	(41,256)	(17,885)	(113,371)	(19,456)
Income tax benefit	(22,014)	(1,878)	(51,143)	(1,860)

Loss from continuing operations	(19,242)	(16,007)	(62,228)	(17,596)
(Loss) income from discontinued operations, net of tax	—	(518)	313	(3,081)

Consolidated net loss	$(19,242)	$(16,525)	$(61,915)	$(20,677)
Less: Net income attributable to noncontrolling interests	8	14	21	6

Net loss attributable to Webster Financial Corporation	(19,250)	(16,539)	(61,936)	(20,683)
Preferred stock dividends, accretion and extinguishment gain	(6,850)	(5,209)	31,082	(5,640)

Net loss available to common shareholders	$(26,100)	$(21,748)	$(30,854)	$(26,323)

Diluted shares (average)	66,281	52,032	57,125	52,017
Net loss per common share:
Basic
Loss from continuing operations	$(0.39)	$(0.41)	$(0.55)	$(0.45)
Net loss	(0.39)	(0.42)	(0.54)	(0.51)
Diluted
Loss from continuing operations	(0.39)	(0.41)	(0.55)	(0.45)
Net loss	(0.39)	(0.42)	(0.54)	(0.51)

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Consolidated Statements of Operations (unaudited)

	Three Months Ended
(In thousands, except per share data)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008

Interest income:
Loans including fees	$131,266	$137,533	$140,767	$168,200	$175,363
Investment securities	52,975	48,799	50,827	40,398	39,210
Loans held for sale	716	833	164	51	54

Total interest income	184,957	187,165	191,758	208,649	214,627

Interest expense:
Deposits	41,977	49,982	52,908	57,154	57,731
Borrowings	16,308	17,895	20,653	25,427	27,715

Total interest expense	58,285	67,877	73,561	82,581	85,446

Net interest income	126,672	119,288	118,197	126,068	129,181
Provision for credit losses	85,000	85,000	66,000	100,000	45,500

Net interest income after provision for credit losses	41,672	34,288	52,197	26,068	83,681

Noninterest income:
Deposit service fees	30,844	29,984	27,959	30,018	31,738
Loan related fees	5,557	6,350	6,482	7,147	7,171
Wealth and investment services	6,160	6,081	5,750	6,480	7,070
Mortgage banking activities	1,406	3,433	606	336	50
Increase in cash surrender value of life insurance	2,692	2,665	2,592	2,631	2,606
Net (loss) gain on sale of investment securities	(4,728)	(13,593)	4,458	(4,233)	(50)
Other income	3,517	1,325	275	1,315	2,731

	45,448	36,245	48,122	43,694	51,316
Gain on the exchange of trust preferreds for common stock	—	24,336	—	—	—
Gain on early extinguishment of debt and swaps	—	—	5,993	—	—
Loss on write-down of investments to fair value	(1,290)	(27,110)	—	(129,593)	(33,507)
Loss on sale of FNMA/FHLMC preferred stock	—	—	—	—	(2,060)
Visa share transactions	—	1,907	—	—	—

Total noninterest income	44,158	35,378	54,115	(85,899)	15,749

Noninterest expenses:
Compensation and benefits	59,772	59,189	56,469	52,078	61,314
Occupancy	13,572	13,594	14,295	13,406	12,827
Furniture and equipment	15,199	15,288	15,140	15,469	14,892
Marketing	3,802	3,196	3,106	2,895	2,478
Outside services	3,628	3,394	3,784	4,101	3,798
Intangible amortization	1,421	1,450	1,463	1,463	1,464
Foreclosed and repossessed asset expenses	1,733	1,799	1,179	1,799	1,496
Foreclosed and repossessed asset write-downs	2,232	2,829	3,450	1,615	1,968
FDIC deposit insurance assessment	5,942	5,959	4,590	3,468	532
Other expenses	15,616	14,066	14,302	13,379	13,998

	122,917	120,764	117,778	109,673	114,767
Severance and other costs	4,169	1,313	240	5,905	1,535
FDIC special assessment	—	8,000	—	—	—
Goodwill impairment	—	—	—	188,866	1,013

Total noninterest expenses	127,086	130,077	118,018	304,444	117,315

Loss from continuing operations before income taxes	(41,256)	(60,411)	(11,706)	(364,275)	(17,885)
Income tax benefit	(22,014)	(28,536)	(593)	(63,980)	(1,878)

Loss from continuing operations	(19,242)	(31,875)	(11,113)	(300,295)	(16,007)
Income (loss) from discontinued operations, net of tax	—	313	—	8	(518)

Consolidated net loss	$(19,242)	$(31,562)	$(11,113)	$(300,287)	$(16,525)
Less: Net income (loss) attributable to noncontrolling interests	8	—	13	(1)	14

Net loss attributable to Webster Financial Corporation	(19,250)	$(31,562)	$(11,126)	$(300,286)	$(16,539)
Preferred stock dividends, accretion and extinguishment gain	(6,850)	48,361	(10,430)	(7,308)	(5,209)

Net (loss) income available to common shareholders	$(26,100)	$16,799	$(21,556)	$(307,594)	$(21,748)

Diluted shares (average)	66,281	53,398	52,102	52,031	52,032
Net income (loss) per common share:
Basic
(Loss) income from continuing operations	$(0.39)	$0.31	$(0.41)	$(5.91)	$(0.41)
Net (loss) income	(0.39)	0.31	(0.41)	(5.91)	(0.42)
Diluted
(Loss) income from continuing operations	(0.39)	0.31	(0.41)	(5.91)	(0.41)
Net (loss) income	(0.39)	0.31	(0.41)	(5.91)	(0.42)

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Interest-Rate Spreads (unaudited)

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008

Interest-rate spread
Yield on interest-earning assets	4.60%	4.72%	4.82%	5.24%	5.45%
Cost of interest-bearing liabilities	1.48	1.76	1.91	2.13	2.21

Interest-rate spread	3.12%	2.96%	2.91%	3.11%	3.24%

Net interest margin	3.18%	3.04%	2.99%	3.20%	3.32%

Consolidated Average Balances, Yields and Rates Paid (unaudited)

Three Months Ended September 30,	2009			2008
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate

Assets:
Interest-earning assets:
Loans	$11,465,068	$131,266	4.54%	$12,805,398	$175,363	5.43%
Investment securities (b)	4,303,155	55,777	5.14	2,860,309	41,661	5.62
Loans held for sale	68,663	716	4.17	3,810	54	5.62
Federal Home Loan and Federal Reserve Bank stock	138,070	674	1.94	132,413	1,265	3.80
Short-term investments	272,222	187	0.27	4,193	28	2.64

Total interest-earning assets	16,247,178	188,620	4.60	15,806,123	218,371	5.45

Noninterest-earning assets	1,344,626			1,537,759

Total assets	$17,591,804			$17,343,882

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$1,598,433	$—	—%	$1,515,047	$—	—%
Savings, NOW and money market deposit accounts	7,444,729	15,602	0.83	5,869,948	19,660	1.33
Time deposits	4,384,509	26,375	2.39	4,670,268	38,070	3.23

Total deposits	13,427,671	41,977	1.24	12,055,263	57,730	1.90

Securities sold under agreements to repurchase and other short-term debt	895,771	4,472	1.95	1,332,097	8,517	2.50
Federal Home Loan Bank advances	662,367	6,514	3.85	1,291,583	10,181	3.08
Long-term debt	589,384	5,322	3.61	655,760	9,018	5.50

Total borrowings	2,147,522	16,308	2.99	3,279,440	27,716	3.33

Total interest-bearing liabilities	15,575,193	58,285	1.48	15,334,703	85,446	2.21

Noninterest-bearing liabilities	146,798			132,762

Total liabilities	15,722,050			15,467,502

Noncontrolling interests	9,636			9,614

Shareholders’ equity	1,860,177			1,866,803

Total liabilities and shareholders’ equity	$17,591,804			$17,343,882

Tax-equivalent net interest income		130,335			132,925
Less: tax-equivalent adjustment		(3,663)			(3,744)

Net interest income		$126,672			$129,181

Interest-rate spread			3.12%			3.24%

Net interest margin			3.18%			3.32%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Average Balances, Yields and Rates Paid (unaudited)

Nine Months Ended September 30,	2009			2008
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate

Assets:
Interest-earning assets:
Loans	$11,870,636	$409,566	4.58%	$12,677,899	$542,421	5.67%
Investment securities (b)	3,975,016	161,352	5.31	2,860,501	123,394	5.62
Loans held for sale	55,798	1,713	4.09	35,181	1,546	5.86
Federal Home Loan and Federal Reserve Bank stock	136,940	1,970	1.92	124,922	4,305	4.60
Short-term investments	102,421	261	0.34	4,750	106	2.93

Total interest-earning assets	16,140,811	574,862	4.71	15,703,253	671,772	5.65

Noninterest-earning assets	1,417,635			1,538,806

Total assets	$17,558,446			$17,242,059

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,557,900	$—	—%	$1,480,139	$—	—%
Savings, NOW and money market deposit accounts	6,716,808	46,542	0.93	5,852,690	63,145	1.44
Time deposits	4,665,633	98,325	2.82	4,744,594	129,883	3.65

Total deposits	12,940,341	144,867	1.50	12,077,423	193,028	2.13

Securities sold under agreements to repurchase and other short-term debt	1,204,744	14,826	1.62	1,330,197	28,298	2.80
Federal Home Loan Bank advances	732,351	20,028	3.61	1,230,280	30,607	3.27
Long-term debt	641,152	20,002	4.16	658,387	28,968	5.87

Total borrowings	2,578,247	54,856	2.82	3,218,864	87,873	3.60

Total interest-bearing liabilities	15,518,588	199,723	1.72	15,296,287	280,901	2.44

Noninterest-bearing liabilities	172,467			147,586

Total liabilities	15,691,107			15,443,907

Noncontrolling interests	9,629			9,611

Shareholders’ equity	1,857,762			1,788,575

Total liabilities and shareholders’ equity	$17,558,446			$17,242,059

		375,139			390,871

Less: tax-equivalent adjustment		(10,982)			(11,148)

Net interest income		$364,157			$379,723

Interest-rate spread			2.99%			3.21%

Net interest margin			3.07%			3.28%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Loan balances (unaudited)

(Dollars in thousands)	Sep. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008

Loan Balances (actuals):
Continuing Portfolio:
Residential mortgages	$2,837,240	$2,875,415	$3,170,908	$3,049,706	$3,542,416
Consumer	2,863,622	2,910,275	2,979,117	3,016,524	2,960,491
Commercial	1,619,284	1,711,995	1,738,640	1,797,135	1,803,321
Equipment financing	951,500	998,258	1,016,718	1,037,077	1,006,238
Asset based lending	598,641	623,357	659,694	752,595	867,510
Commercial real estate	2,086,298	2,091,811	2,094,751	2,070,641	2,147,617
Residential development	128,643	143,965	155,544	161,533	217,564

Total continuing	11,085,228	11,355,076	11,815,372	11,885,211	12,545,157
Allowances for loan loss	(269,306)	(264,159)	(226,562)	(191,426)	(161,331)

Total continuing, net	10,815,922	11,090,917	11,588,810	11,693,785	12,383,826

Liquidating Portfolio:
NCLC (c)	5,826	6,540	13,174	18,735	25,409
Consumer	231,305	249,086	266,913	283,645	295,823

Total liquidating portfolio	237,131	255,626	280,087	302,380	321,232
Allowances for loan loss	(57,100)	(41,840)	(44,367)	(43,903)	(27,838)

Total liquidating, net	180,031	213,786	235,720	258,477	293,394

Total Loan Balances (actuals)	11,322,359	11,610,702	12,095,459	12,187,591	12,866,389
Allowances for loan loss	(326,406)	(305,999)	(270,929)	(235,329)	(189,169)

Loans (net)	$10,995,953	$11,304,703	$11,824,530	$11,952,262	$12,677,220

Loan Balances (average):
Continuing Portfolio:
Residential mortgages	$2,831,440	$3,127,099	$3,092,512	$3,449,202	$3,542,938
Consumer	2,884,543	2,951,691	3,012,178	2,989,393	2,924,446
Commercial	1,675,289	1,750,996	1,784,062	1,811,527	1,796,598
Equipment finance	975,552	1,011,999	1,026,322	1,015,340	1,007,465
Asset based lending	622,472	652,197	701,263	842,148	844,518
Commercial real estate	2,089,643	2,090,615	2,083,861	2,182,228	2,120,589
Residential development	139,040	150,674	158,924	161,533	217,564

Total continuing	11,217,980	11,735,271	11,859,122	12,451,371	12,454,118
Allowances for loan loss	(260,472)	(248,701)	(204,619)	(167,230)	(162,420)

Total continuing, net	10,957,508	11,486,570	11,654,503	12,284,141	12,291,698

Liquidating Portfolio:
NCLC (c)	6,414	10,090	15,675	24,199	43,777
Consumer	240,675	258,001	276,219	293,964	307,503

Total liquidating portfolio	247,089	268,091	291,894	318,163	351,280
Allowances for loan loss	(57,100)	(41,840)	(44,367)	(43,903)	(27,838)

Total liquidating, net	189,989	226,251	247,527	274,260	323,442

Total Loan Balances (average)	11,465,068	12,003,362	12,151,016	12,769,534	12,805,398
Allowances for loan loss	(317,572)	(290,541)	(248,986)	(211,133)	(190,258)

Loans (net)	$11,147,496	$11,712,821	$11,902,030	$12,558,401	$12,615,140

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Nonperforming Assets (unaudited)

(Dollars in thousands)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008

Nonperforming loans:
Continuing Portfolio:
Residential mortgages	$66,180	$59,775	$55,962	$48,731	$39,445
Performing non-accrual residential mortgages	43,581	33,822	10,849	3,771	—
Commercial	61,746	68,979	65,073	32,915	33,842
Equipment financing	31,784	35,675	16,056	13,138	7,462
Asset based lending	5,064	24,456	29,353	17,072	17,239
Commercial real estate	47,644	16,707	12,604	8,032	8,971
Residential development	44,821	46,808	54,147	48,628	71,065
Consumer	33,837	33,816	37,518	29,627	23,668
Performing non-accrual consumer	6,000	4,534	2,652	312	—

Nonperforming loans - continuing portfolio	340,657	324,572	284,214	202,226	201,692

Liquidating Portfolio:
NCLC (c)	4,089	5,628	12,259	12,821	14,227
Performing non-accrual NCLC	825	—	—	581	—
Consumer	14,030	19,521	19,510	16,757	10,994
Performing non-accrual consumer	1,475	674	185	181	—

Nonperforming loans - liquidating portfolio	20,419	25,823	31,954	30,340	25,221

Total nonperforming loans	$361,076	$350,395	$316,168	$232,566	$226,913

Other real estate owned and repossessed assets:
Continuing Portfolio:
Residential mortgages	$2,872	$1,808	$1,399	$1,863	$3,071
Commercial	13,225	9,340	10,361	9,782	1,026
Equipment financing	8,479	10,322	13,352	13,086	12,261
Asset based lending	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential development	—	—	—	—	—
Consumer	4,833	5,571	369	1,244	2,835

Total continuing	29,409	27,041	25,481	25,975	19,193

Liquidating Portfolio:
NCLC (c)	3,108	5,836	5,563	3,519	2,943
Consumer	—	931	1,139	1,129	626

Nonperforming loans - liquidating portfolio	3,108	6,767	6,702	4,648	3,569

Total other real estate owned and repossessed assets	$32,517	$33,808	$32,183	$30,623	$22,762

Total nonperforming assets	$393,593	$384,203	$348,351	$263,189	$249,675

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Past Due Loans (unaudited)

(Dollars in thousands)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008

Past due 30-89 days:

Accruing loans:

Continuing Portfolio:
Residential mortgages	$38,927	$39,955	$45,798	$45,909	$40,209
Commercial	9,735	8,460	8,033	15,817	7,196
Equipment financing	10,407	13,464	16,404	9,860	8,102
Asset based lending	—	—	145	3,676	—
Commercial real estate	23,872	19,053	8,373	7,158	18,241
Residential development	776	3,210	1,004	2,096	5,832
Consumer	31,178	28,354	33,092	33,848	23,279

Past Due 30-89 days - continuing portfolio	114,895	112,496	112,849	118,364	102,859

Liquidating Portfolio:
NCLC (c)	910	1	1	4,487	3,046
Consumer	11,680	9,880	12,244	15,621	15,370

Past Due 30-89 days - liquidating portfolio	12,590	9,881	12,245	20,108	18,416

Accruing loans past due 90 days or more:
Residential mortgages	—	—	—	—	—
Commercial	2,685	445	573	459	534
Equipment financing	—	—	—	—	—
Asset based lending	—	—	—	—	—
Commercial real estate	206	475	—	450	174
Residential development	—	—	150	201	—
Consumer	—	—	—	—	—

Accruing loans past due 90 days or more:	2,891	920	723	1,110	708

Total past due loans	$130,376	$123,297	$125,817	$139,582	$121,983

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Changes in the Allowance for Credit Losses (unaudited)

	For the Three Months Ended
(Dollars in thousands)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008

Beginning balance	$316,037	$281,729	$245,829	$198,669	$194,368
Provision	85,000	85,000	66,000	100,000	45,500

Charge-offs continuing portfolio:
Residential mortgages	2,721	4,793	2,964	3,778	1,623
Commercial	13,729	8,983	5,388	5,416	6,593
Equipment financing	7,939	6,324	2,236	1,222	998
Asset based lending	15,926	5,297	2,981	176	7,245
Commercial real estate	—	—	—	53	—
Residential development	3,019	2,350	48	30,158	161
Consumer	10,237	10,242	6,541	3,887	4,643

Charge-offs continuing portfolio	53,571	37,989	20,158	44,690	21,263

Charge-offs liquidating portfolio:
NCLC (c)	135	3,387	2,086	777	14,025
Consumer	13,256	10,825	9,911	8,779	6,767

Charge-offs liquidating portfolio	13,391	14,212	11,997	9,556	20,792

Total charge-offs	66,962	52,201	32,155	54,246	42,055

Recoveries continuing portfolio:
Residential mortgages	277	115	24	85	5
Commercial	435	230	378	225	89
Equipment financing	821	203	287	177	303
Asset based lending	—	—	5	129	61
Commercial real estate	—	—	—	—	—
Residential development	—	9	—	—	—
Consumer	642	702	766	180	256

Recoveries continuing portfolio	2,175	1,259	1,460	796	714

Recoveries liquidating portfolio:
NCLC (c)	62	825	528	595	151
Consumer	132	187	67	15	(9)

Recoveries liquidating portfolio	194	1,012	595	610	142

Total recoveries	2,369	2,271	2,055	1,406	856

Total net charge-offs	64,593	49,930	30,100	52,840	41,199

Change in unfunded commitments	67	(762)	—	—	—

Ending balance	$336,511	$316,037	$281,729	$245,829	$198,669

Components:
Allowance for loan losses	$326,406	$305,999	$270,929	$235,329	$189,169
Reserve for unfunded credit commitments	10,105	10,038	10,800	10,500	9,500

Allowance for credit losses	$336,511	$316,037	$281,729	$245,829	$198,669

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Asset Quality Ratios

	For the Three Months Ended
(Dollars in thousands)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008

Total Portfolio
Allowance for loan losses / total loans	2.88%	2.64%	2.24%	1.93%	1.47%
Allowance for credit losses / total loans	2.97	2.72	2.33	2.02	1.54
Net charge-offs / average loans (annualized)	2.25	1.66	0.99	1.66	1.29
Nonperforming loans / total loans	3.19	3.02	2.61	1.91	1.76
Nonperforming assets / total loans plus OREO	3.47	3.30	2.87	2.15	1.94
Allowance for credit losses / nonperforming loans	93.20	90.19	89.11	105.70	87.55

Continuing Portfolio
Allowance for loan losses / total loans	2.43%	2.33%	1.92%	1.61%	1.29%
Allowance for credit losses / total loans	2.52	2.41	2.01	1.70	1.36
Net charge-offs / average loans (annualized)	1.83	1.25	0.63	1.41	0.66
Nonperforming loans / total loans	3.07	2.86	2.41	1.70	1.61
Nonperforming assets / total loans plus OREO	3.33	3.09	2.62	1.92	1.76
Allowance for credit losses / nonperforming loans	82.02	84.48	83.52	102.35	86.09

Liquidating Portfolio
NCLC (C)
Allowance for loan losses / total loans	17.16%	23.00%	30.86%	30.01%	22.85%
Net charge-offs / average loans (annualized)	4.55	101.57	39.76	2.99	126.76
Nonperforming loans / total loans	84.35	86.06	93.05	71.53	55.99
Allowance for loan losses / nonperforming loans	20.35	26.72	33.16	41.96	40.8

Consumer
Allowance for loan losses / total loans	24.25%	16.19%	15.10%	13.50%	7.45%
Net charge-offs / average loans (annualized)	21.81	16.49	14.26	11.93	8.81
Nonperforming loans / total loans	6.70	8.11	7.38	5.97	3.72
Allowance for loan losses / nonperforming loans	361.82	199.73	204.63	225.99	200.5

See Selected Financial Highlights for footnotes.